Brett C. Bogan	Building 82, Suite 1000
Direct Line: 913.451.5137	10851 Mastin Boulevard
Email: BBogan@LathropGage.com	Overland Park, Kansas 66210-1669
www.lathropgage.com	Phone: 913.451.5100
Fax: 913.451.0875

Opinion of Lathrop & Gage LLP

July 11, 2012

ALCO Stores, Inc.
401 Cottage Street
Abilene, Kansas 67410

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the proposed issuance of an aggregate of 500,000 shares of common stock, $0.0001 par value ("Common Stock"), of ALCO Stores, Inc., a Kansas corporation (the "Company"), under stock options and rights granted by the Company (collectively, the "Rights") under the Company's 2012 Equity Incentive Plan approved by the Company's stockholders on June 27, 2012 (the "Plan").

In connection therewith, we have examined the originals, or certified, conformed or reproduction copies of:

1.  resolutions of the Board of Directors;

2.  the Company’s Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on or about  July 11, 2012;

3.  the Plan;

4.  the Amended and Restated Certificate of Incorporation of the Company, as amended; and

5.  the Amended and Restated Bylaws of the Company, as amended.

CALIFORNIA	COLORADO	ILLINOIS	KANSAS	MASSACHUSETTS	MISSOURI	NEW YORK

ALCO Stores, Inc.
July 11, 2012

We have also made such other factual and legal investigations and have examined such instruments, documents, and records as we deemed necessary in order to render the opinions hereinafter expressed.  In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to authentic originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.  As to any facts material to the opinion set forth below which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based on the foregoing, it is our opinion that:

1.  the Company is legally incorporated and has sufficient authorized shares available for issuance upon exercise of the Rights;

2.  the Plan has been duly adopted by the Company;

3.  upon the issuance of the Rights to an individual, such Rights shall be a binding obligation under Kansas law;

4.  upon the exercise of the Rights and issuance of shares of Common Stock underlying the Rights, in accordance with the terms of the Plan, and delivery of such shares to the purchasers thereof against payment of the exercise price therefor, the shares will be validly issued, fully paid and non-assessable; and

5.  the Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement and all amendments thereto, and to the use of our name wherever it appears in the Registration Statement.  In giving such consent, we do not consider that we are "experts," within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

ALCO Stores, Inc.
July 11, 2012

The opinions set forth in this letter are effective as of the date hereof.  No expansion of this opinion may be made by implication or otherwise.  We express no opinion other than as herein expressly set forth.  The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person or entity; provided, however, an individual issued Rights under the Plan is entitled to rely on this opinion.  This opinion may not be quoted in whole or in part without our prior written consent.  We disclaim any obligation to update this opinion for events occurring after the date hereof.

Very truly yours,
LATHROP & GAGE LLP
/s/	Brett C. Bogan
Brett C. Bogan